UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       December 27, 2005

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276-9960

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) Coal Sales Agreement. On March 3, 2006, Geotec Thermal Generators, Inc. (“Geotec” or the “Company”), executed a purchase order agreement with Island Sales Limited (“Island Sales”) (a copy of which is attached hereto) whereby the Company agreed to sell 500,000 tons of Pennsylvania processed clean coal to Island Sales between April and December, 2006, at the price of $47.10 per ton, subject to processing and delivery specifications. The coal is part of the 20,000,000 tons of Pennsylvania processed clean coal sold to Geotec by Ecotec Coal, LLC, a Florida limited liability company in December, 2005.

(b) Coal Processing Test Results. On January 27, 2006 the Company received coal washing test results from SGS Commercial Testing & Engineering Co. of Denver, Colorado, which provided independent verification and validation that chemical modification of the Pennsylvania coal utilizing the Company’s proprietary recombinant protein/enzyme technology increased the commercial value of such coal. The test results from the chemically processed coal demonstrate that the processed coal qualifies as “Refined Coal” as such term is defined in Section 45 of the Internal Revenue Code of 1986, as amended.

(c) Technical Testing Data. The results showed a 15.6 % increase in Btu per lb to 13,209 Btu; a decrease in Ash of 58% to 7.33% and a 20.2% decrease in lb. S02/mm Btu.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

10.1     Island Sales Limited Purchase Order

99.1     SGS Testing Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:	/s/ Bradley T. Ray

Bradley T. Ray

Chairman of the Board of Directors

DATED: March 9, 2006